As filed with the Securities and Exchange Commission on August 10, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	71-0682831 (IRS Employer Identification Number)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(501) 328-4770
(Address including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

C. Randall Sims
Chief Executive Officer and Secretary
Home BancShares, Inc.
719 Harkrider
Conway, Arkansas 72032
(501) 328-4656
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
C. Douglas Buford, Jr., Esq.
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201
Telephone: (501) 688-8866
Facsimile: (501) 918-7866

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)(2)	Security (1)(2)	Price (1)(2)	Registration Fee (3)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Rights
Warrants
Total			$150,000,000	$8,370

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time. The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2009
PROSPECTUS
HOME BANCSHARES, INC.
Common Stock
Preferred Stock
Rights
Warrants

     We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $150,000,000.
     This prospectus provides you with a general description of these securities. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance of securities. These supplements may also add, update or change information contained in this prospectus.
     You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
     Our common stock is listed on the NASDAQ Global Select Market under the symbol “HOMB.”
     Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 5 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.
     These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated August 10, 2009.

August 10, 2009

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
     We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.
     Unless otherwise stated or the context otherwise requires, all references to “Home BancShares,” “the Company,” “we,” “our,” “us” and similar terms refer to Home BancShares, Inc. and its consolidated subsidiaries, unless the context requires otherwise.
     Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Some of our statements contained in this document are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or our future financial performance and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to, the following:
•	the effects of future economic conditions, including inflation or a decrease in residential housing values;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	the risks of changes in interest rates or the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

•	the effects of terrorism and efforts to combat it;

•	credit risks;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with competitors offering banking products and services by mail, telephone and the Internet;

•	the effect of any mergers, acquisitions or other transactions to which we or our subsidiaries may from time to time be a party, including our ability to successfully integrate any businesses that we acquire; and

•	the failure of assumptions underlying the establishment of our allowance for loan losses.
     All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Cautionary Note. Our actual results may differ significantly from those we discuss in these forward-looking statements. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, see the “Risk Factors” section provided below.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
     You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.homebancshares.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the securities offered hereby:
     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 6, 2009.
     (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 6, 2009, and amended on May 7, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 5, 2009.

     (c) Our Current Reports on Form 8-K, filed with the Commission on January 9, 2009, January 15, 2009, January 21, 2009, March 13, 2009, April 7, 2009, April 23, 2009, July 16, 2009, July 17, 2009, and July 20, 2009, respectively.
     (d) The description of our Common Stock contained in our Registration Statement on Form 10, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.
     You may request a copy of these filings, at no cost, by writing or calling us at the following address:
Home BancShares, Inc.
719 Harkrider, Suite 100
Conway, Arkansas 72032
Attn: Corporate Secretary
(501) 328-4770
THE COMPANY
     Home BancShares is a bank holding company registered under the federal Bank Holding Company Act of 1956. The Company was formed in 1998 by an investor group led by John W. Allison, our Chairman, and Robert H. “Bunny” Adcock, Jr., our Vice Chairman. After obtaining a bank charter, we established First State Bank in Conway, Arkansas, in 1999. We acquired and integrated Community Bank, Bank of Mountain View and Centennial Bank, all of which were located in Arkansas, in 2003, 2005 and 2008, respectively. Home BancShares and its founders were also involved in the formation of Twin City Bank in Central Arkansas and Marine Bank in the Florida Keys, both of which we acquired and integrated in 2005.
     We acquire, organize and invest in community banks that serve attractive markets. Our community banking team is built around experienced bankers with strong local relationships.
     Between December 2008 and June 2009, we collapsed the charters of our former individual bank subsidiaries into one charter. As of June 2009, all of our banking locations now operate under a single charter and the same name, Centennial Bank.
     Our now unified bank subsidiary provides a broad range of commercial and retail banking and related financial services to businesses, real estate developers and investors, individuals and municipalities. We have banking locations in central Arkansas, north central Arkansas, southern Arkansas, the Florida Keys and southwestern Florida.
     Our principal executive offices are located at 719 Harkrider, Conway, Arkansas 72032, and our telephone number is 501-328-4770.
RISK FACTORS
     An investment in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS
     Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth. Pending such use, we may temporarily invest the proceeds or use them to reduce indebtedness. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
     The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods shown. For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Before we issued the Series A Preferred Shares, as defined below, on January 16, 2009, we had no preferred shares outstanding since August 1, 2006 and had not paid any dividends on preferred shares since 2006. See “DESCRIPTION OF CAPITAL STOCK — General.” Therefore, the ratio of earnings to combined fixed charges and preferred share dividends is not different from the ratio of earnings to fixed charges for the years ended December 31, 2007 and 2008, and the six months ended June 30, 2008.

Six Months Ended
	June 30,		Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges:
Including interest on deposits	1.83x	1.59x	1.20x	1.39x	1.38x	1.47x	2.31x
Excluding interest on deposits	3.77x	3.58x	1.84x	2.62x	2.57x	2.82x	4.74x
Ratio of Earnings to Fixed Charges and Preferred Dividends:
Including interest on deposits	1.73x	1.59x	1.20x	1.39x	1.38x	1.45x	2.21x
Excluding interest on deposits	3.20x	3.58x	1.84x	2.62x	2.51x	2.65x	4.20x
DESCRIPTION OF SECURITIES WE MAY OFFER
     This prospectus contains summary descriptions of our common stock, preferred stock, rights and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
     When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $150,000,000.
DESCRIPTION OF CAPITAL STOCK
     The following is a description of our common stock and certain provisions of our Articles of Incorporation, Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

General
     Under our Articles of Incorporation, as amended, we have authority to issue up to 50,000,000 shares of common stock, par value $0.01 per share, and up to 5,500,000 shares of preferred stock, par value $0.01 per share. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock.
     As of July 31, 2009, 19,939,741 shares of our common stock were issued and outstanding, and 1,328,892 shares of common stock were reserved for issuance pursuant to the Company’s stock option plan. Our common stock is listed on the NASDAQ Global Select Market. The outstanding shares of our common stock are validly issued, fully paid and non-assessable.
     As of July 31, 2009, 50,000 shares of our preferred stock are issued and outstanding, all of which have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Shares”). All of the Series A Preferred Shares were issued to the United States Department of the Treasury (the “Treasury”) on January 16, 2009, in a transaction exempt from the registration requirements of the Securities Act pursuant to the Treasury’s Capital Purchase Program. As required by the Treasury, we subsequently registered the Series A Preferred Shares on a Form S-3 registration statement (File No. 333-157165), filed with the Commission on February 6, 2009.
Common Stock
     Voting Rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of our common stock do not have cumulative voting rights.
     Dividend Rights. Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. Holders of Series A Preferred Shares have (and other series of preferred stock may in the future have) a priority over holders of common stock with respect to dividends.
     Until the earlier of January 16, 2012 or the date on which the Treasury no longer holds any of our Series A Preferred Shares, we may not declare or pay any dividend or make any distribution on the common stock, other than regular quarterly cash dividends of not more than $0.06 per share, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction; dividends payable solely in common stock; and dividends or distributions of rights or junior shares in connection with a shareholders’ rights plan.
     Liquidation and Dissolution. In the event of the liquidation, dissolution and winding up of the Company, the holders of our common stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any of the Company’s preferred shares that may be issued from time to time.
     Other Rights. Holders of our common stock have no preferential or preemptive rights with respect to any securities of Home BancShares, and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.
     Restrictions on Ownership. The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
     Modification of Rights. Rights of the holders of our common stock may not be modified by less than a majority vote of the common stock outstanding. Additionally, under the Arkansas Business Corporation Act of 1987, a majority vote is required for the approval of a merger or consolidation with another corporation, and for the sale of all or substantially all of our assets and liquidation or dissolution of Home BancShares.

     Transfer Agent. The transfer agent and registrar for our common stock is Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078.
Preferred Stock
     The 5,450,000 unissued shares of our preferred stock, par value $0.01 per share, are typically referred to as “blank check” preferred stock. This term means that these shares of preferred stock may be issued with such preferences, limitations, relative rights, and terms as determined by our board of directors. As such, the board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
     The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.
DESCRIPTION OF RIGHTS
     In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
     The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
     Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
     Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
     The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS
     We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.
     The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.
     Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:
•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.
     Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
     The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
     We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
     Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:
•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
     If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
     Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.
     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
     Each series of securities will be a new issue of securities. Our common stock is listed on the NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

     Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
     The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
     BKD, LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on BKD, LLP’s reports, given on their authority as experts in accounting and auditing.

HOME BANCSHARES, INC.
Common Stock
Preferred Stock
Rights
Warrants
PROSPECTUS

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereby. Home BancShares will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

SEC registration fee		$8,370
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*

Total expenses	$	*

*	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers.
     Our Articles of Incorporation and Bylaws authorize and require us to indemnify our directors, officers, employees and agents to the full extent permitted by law. Section 4-27-850 of the Arkansas Business Corporation Act of 1987 contains detailed and comprehensive provisions providing for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Under Arkansas law, other than an action brought by or in the right of Home BancShares, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Home BancShares and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     In actions brought by or in the right of Home BancShares, the Arkansas statute limits such indemnification to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Home BancShares. However, no indemnification is allowed in actions brought by or in the right of Home BancShares with respect to any claim, issue or matter as to which such person has been adjudged to be liable to us, unless and only to the extent that the court determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), under Arkansas law we must indemnify him or her against expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection with such defense.
     Our Articles of Incorporation also provide that no director shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Arkansas Business Corporation Act.
Item 16. Exhibits.
     The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Home BancShares, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on August 6, 2009.

HOME BANCSHARES, INC.
By:	/s/ C. Randall Sims
C. Randall Sims
Chief Executive Officer and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Randall Sims and Randy E. Mayor, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Allison John W. Allison	Chairman of the Board of Directors	August 6, 2009

/s/ C. Randall Sims C. Randall Sims	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	August 6, 2009

/s/ Ron W. Strother Ron W. Strother	President, Chief Operating Officer and Director	August 6, 2009

/s/ Randy E. Mayor Randy E. Mayor	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	August 6, 2009

/s/ Robert H. Adcock, Jr. Robert H. Adcock, Jr.	Vice Chairman of the Board and Director	August 6, 2009

/s/ Richard H. Ashley Richard H. Ashley	Director	August 4, 2009

Signature	Title	Date

/s/ Dale A. Bruns Dale A. Bruns	Director	August 6, 2009

/s/ Richard A. Buckheim Richard A. Buckheim	Director	August 5, 2009

/s/ Jack E. Engelkes Jack E. Engelkes	Director	August 5, 2009

/s/ James G. Hinkle James G. Hinkle	Director	August 5, 2009

/s/ Alex R. Lieblong Alex R. Lieblong	Director	August 4, 2009

/s/ William G. Thompson William G. Thompson	Director	August 7, 2009

EXHIBIT INDEX

Exhibit Number		Description
4.1	—	Restated Articles of Incorporation of Home BancShares, Inc. (incorporated by reference to Exhibit 3.1 of Home BancShares’s registration statement on Form S-1 (File No. 333-132427), as amended)

4.2	—	Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (incorporated by reference to Exhibit 3.2 of Home BancShares’s registration statement on Form S-1 (File No. 333-132427), as amended)

4.3	—	Second Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (incorporated by reference to Exhibit 3.3 of Home BancShares’s registration statement on Form S-1 (File No. 333-132427), as amended)

4.4	—	Third Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (incorporated by reference to Exhibit 3.4 of Home BancShares’s registration statement on Form S-1 (File No. 333-132427), as amended)

4.5	—	Fourth Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (incorporated by reference to Exhibit 3.1 of Home BancShares’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.6	—	Fifth Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (incorporated by reference to Exhibit 4.6 of Home BancShares’s registration statement on Form S-3 (File No. 333-157165))

4.7	—	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed with the Secretary of State of the State of Arkansas on January 14, 2009 (incorporated by reference to Exhibit 3.1 of Home BancShares’s Current Report on Form 8-K, filed on January 21, 2009)

4.8	—	Restated Bylaws of Home BancShares, Inc. (incorporated by reference to Exhibit 3.5 of Home BancShares’s registration statement on Form S-1 (File No. 333-132427), as amended)

4.9	—	Letter Agreement, dated January 16, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the Treasury (incorporated by reference to Exhibit 10.1 of Home BancShares’s Current Report on Form 8-K, filed on January 21, 2009)

4.10	—	Warrant to purchase up to 288,129 shares of Common Stock, issued on January 16, 2009 (incorporated by reference to Exhibit 4.1 of Home BancShares’s Current Report on Form 8-K, filed on January 21, 2009)

4.11	—	Specimen Stock Certificate representing Home BancShares, Inc. Common Stock (incorporated by reference to Exhibit 4.6 of Home BancShares’s registration statement on Form S-1 (File No. 333-132427), as amended)

4.12*	—	Form of Certificate of Designations with respect to any series of preferred stock issued hereunder

4.13*	—	Form of Preferred Stock Certificate

4.14*	—	Form of Rights Agreement

4.15*	—	Form of Warrant Agreement, including form of Warrant Certificate

5.1	—	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

12.1	—	Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends

15.1	—	Awareness Letter from BKD, LLP regarding unaudited interim financial information

Exhibit Number		Description
23.1	—	Consent of BKD, LLP

23.2	—	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1)

24.1	—	Power of Attorney (on signature page)

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.